OMNICOM REPORTS THIRD QUARTER 2024 RESULTS
Revenue of $3.9 billion, with organic growth of 6.5%
Net income of $385.9 million
Diluted earnings per share of $1.95; $2.03 Non-GAAP adjusted
Operating income of $600.1 million; EBITA of $622.3 million and 16.0% margin

NEW YORK, October 15, 2024 - Omnicom (NYSE: OMC) today announced results for the quarter ended September 30, 2024.

"Omnicom delivered a strong quarter, with 6.5% organic revenue growth, and 7.9% EBITA growth. We did so while continuing to strengthen our organization by investing in talent, service capabilities, and technology platforms to enhance our client offerings,” said John Wren, Chairman and Chief Executive Officer of Omnicom. “Our cash flow improved, and we continued our very disciplined capital allocation. With exceptional new business wins and exciting new work for our clients, we expect to finish the year with strong momentum."

Third Quarter 2024 Results

$ in millions, except per share amounts	Three Months Ended September 30,
	2024	2023
Revenue	$3,882.6	$3,578.1
Operating Income	600.1	560.8
Operating Income Margin	15.5%	15.7%
Net Income[1]	385.9	371.9
Net Income per Share - Diluted[1]	$1.95	$1.86
Non-GAAP Measures:[2,3,4]
EBITA[6]	622.3	576.5
EBITA Margin	16.0%	16.1%
Adjusted EBITA	622.3	576.5
Adjusted EBITA Margin	16.0%	16.1%
Non-GAAP Adjusted Net Income per Share - Diluted	$2.03	$1.92

Notes 1-6, see page 10.

Revenue
Revenue in the third quarter of 2024 increased $304.5 million, or 8.5%, to $3,882.6 million. Worldwide revenue growth in the third quarter of 2024 compared to the third quarter of 2023 was led by an increase in organic revenue of $231.3 million, or 6.5%. Acquisition revenue, net of disposition revenue, increased revenue by $74.4 million, or 2.1%, primarily due to the Flywheel Digital acquisition in the Precision Marketing discipline during the first quarter of 2024. The impact of foreign currency translation was neutral.

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Organic growth by discipline in the third quarter of 2024 compared to the third quarter of 2023 was as follows: 9.4% for Advertising & Media, 35.3% for Experiential, 4.3% for Public Relations, 0.8% for Precision Marketing, and 0.3% for Execution & Support, partially offset by declines of 1.1% for Healthcare, and 5.4% for Branding & Retail Commerce.

Organic growth by region in the third quarter of 2024 compared to the third quarter of 2023 was as follows: 6.5% for the United States, 10.9% for Asia Pacific, 6.8% for Euro Markets & Other Europe, 24.8% for the Middle East & Africa, 8.7% for Latin America, and 1.5% for Other North America, partially offset by a decline of 0.2% for the United Kingdom.

Expenses
Operating expenses increased $265.2 million, or 8.8%, to $3,282.5 million in the third quarter of 2024 compared to the third quarter of 2023.

Salary and service costs increased $209.5 million, or 8.1%, to $2,796.0 million. These costs tend to fluctuate with changes in revenue and are comprised of salary and related costs, which include employee compensation and benefits costs, freelance labor, third-party service costs, and third-party incidental costs. Salary and related costs increased $90.2 million, or 5.1%, to $1,846.9 million, primarily due to our acquisition of Flywheel Digital. Third-party service costs include third-party supplier costs when we act as principal in providing services to our clients. Third-party incidental costs that are required to be included in revenue primarily consist of client-related travel and incidental out-of-pocket costs, which are billed back to the client directly at our cost. Third-party service costs increased $105.7 million, or 15.6%, to $784.5 million, primarily as a result of organic growth in our Advertising & Media and Experiential disciplines. Third-party incidental costs increased $13.6 million, or 9.0%, to $164.6 million.

Occupancy and other costs, which are less directly linked to changes in revenue than salary and service costs, increased $37.0 million, or 12.8%, to $325.6 million. The increase is primarily related to our acquisition activity during the year. Increased office and other related costs were partially offset by lower rent expense.

SG&A expenses increased $9.7 million, or 10.8%, to $99.5 million, primarily due to professional fees related to strategic initiatives.

Operating Income
Operating income increased $39.3 million, or 7.0%, to $600.1 million in the third quarter of 2024 compared to the third quarter of 2023, and the related margin decreased to 15.5% from 15.7%.

Interest Expense, net
Net interest expense in the third quarter of 2024 increased $2.1 million to $40.4 million compared to the third quarter of 2023. Interest expense increased $12.9 million to $66.4 million, primarily due to higher outstanding debt, and interest income increased primarily due to higher cash balances. In August 2024, we issued $600 million aggregate principal amount of 5.3% Senior Notes due 2034. Net proceeds from the offering, along with available cash, will be used to fund the $750 million repayment of our 3.65% Senior Notes due November 1, 2024.

Income Taxes
Our effective tax rate for the three months ended September 30, 2024 increased period-over-period to 26.8% from 26.0%.

Net Income – Omnicom Group Inc. and Diluted Net Income per Share
Net income - Omnicom Group Inc. for the third quarter of 2024 increased $14.0 million, or 3.8%, to $385.9 million compared to the third quarter of 2023. Diluted shares outstanding for the third quarter of 2024 decreased 0.9% to 198.2 million from 199.9 million as a result of net share repurchases. Diluted net income per share of $1.95 increased $0.09, or 4.8%, from $1.86. Non-GAAP Adjusted Net Income per Share - Diluted for the third quarter of 2024 increased $0.11, or 5.7%, to $2.03 from $1.92. Non-GAAP Adjusted Net Income per Share - Diluted excluded $16.4 million and $11.6 million of after-tax amortization of acquired and internally developed strategic platform assets in the third quarters of 2024 and 2023, respectively. We present Non-GAAP Adjusted Net Income per Share - Diluted to allow for comparability with the prior year period.

EBITA
EBITA and Adjusted EBITA increased $45.8 million, or 7.9%, to $622.3 million in the third quarter of 2024 compared to the third quarter of 2023, and the related margin decreased to 16.0% from 16.1%. EBITA and Adjusted EBITA excluded amortization of acquired and internally developed strategic platform assets of $22.2 million and $15.7 million in the third quarters of 2024 and 2023, respectively.

Risks and Uncertainties
Current global economic disruptions, including geopolitical events, international hostilities, acts of terrorism, public health crises, high and sustained inflation in countries that comprise our major markets, high interest rates, and labor and supply chain issues could cause economic uncertainty and volatility. The impact of these issues on our business will vary by geographic market and discipline. We monitor economic conditions closely, as well as client revenue levels and other factors. In response to reductions in revenue, we can take actions to align our cost structure with changes in client demand and manage our working capital. However, there can be no assurance as to the effectiveness of our efforts to mitigate any impact of the current and future adverse economic conditions, reductions in client revenue, changes in client creditworthiness, and other developments.
Definitions - Components of Revenue Change
We use certain terms in describing the components of the change in revenue above.
Foreign exchange rate impact: calculated by translating the current period’s local currency revenue using the prior period average exchange rates to derive current period constant currency revenue. The foreign exchange rate impact is the difference between the current period revenue in U.S. Dollars and the current period constant currency revenue.
Acquisition revenue, net of disposition revenue: Acquisition revenue is calculated as if the acquisition occurred twelve months prior to the acquisition date by aggregating the comparable prior period revenue of acquisitions through the acquisition date. As a result, acquisition revenue excludes the positive or negative difference between our current period revenue subsequent to the acquisition date, and the comparable prior period revenue and the positive or negative growth after the acquisition date is attributed to organic growth. Disposition revenue is calculated as if the disposition occurred twelve months prior to the disposition date by aggregating the comparable prior period revenue of disposals through such date. The acquisition revenue and disposition revenue amounts are netted in the description above.
Organic growth: calculated by subtracting the foreign exchange rate impact component and the acquisition revenue, net of disposition revenue component from total revenue growth.
Conference Call
Omnicom will host a conference call to review its financial results on Tuesday, October 15, 2024, starting at 4:30 p.m. Eastern Time. A live webcast of the call, along with the related slide presentation, will be available at Omnicom’s investor relations website, investor.omnicomgroup.com, and a webcast replay will be made available after the call concludes.

Corporate Responsibility
At Omnicom, we are committed to promoting responsible practices and making positive contributions to society around the globe. Please explore our website (omnicomgroup.com/corporate-responsibility) for highlights of our progress across the areas on which we focus: Empower People, Protect Our Planet, Lead Responsibly.
About Omnicom
Omnicom (NYSE: OMC) is a leading provider of data-inspired, creative marketing and sales solutions. Omnicom’s iconic agency brands are home to the industry’s most innovative communications specialists who are focused on driving intelligent business outcomes for their clients. The company offers a wide range of services in advertising, strategic media planning and buying, precision marketing, retail and digital commerce, branding, experiential, public relations, healthcare marketing and other specialty marketing services to over 5,000 clients in more than 70 countries. For more information, visit www.omnicomgroup.com.
Contact

Investors:	Gregory Lundberg	greg.lundberg@omnicomgroup.com
Media:	Joanne Trout	joanne.trout@omnicomgroup.com
Non-GAAP Financial Measures
We present financial measures determined in accordance with generally accepted accounting principles in the United States (“GAAP”) and adjustments to the GAAP presentation (“Non-GAAP”), which we believe are meaningful for understanding our performance. We believe these measures are useful in evaluating the impact of certain items on operating performance and allows for comparability between reporting periods. EBITA is defined as earnings before interest, taxes, and amortization of acquired intangible assets and internally developed strategic platform assets, and EBITA margin is defined as EBITA divided by revenue. We use EBITA and EBITA margin as additional operating performance measures, which exclude the non-cash amortization expense of acquired intangible assets and internally developed strategic platform assets. We also use Adjusted Operating Income, Adjusted Operating Income Margin, Adjusted EBITA, Adjusted EBITA Margin, Adjusted Income Tax Expense, Adjusted Net Income – Omnicom Group Inc. and Adjusted Net Income per share – Omnicom Group Inc. - Diluted as additional operating performance measures. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in accordance with GAAP. Non-GAAP financial measures as reported by us may not be comparable to similarly titled amounts reported by other companies.

Forward-Looking Statements
Certain statements in this document contain forward-looking statements, including statements within the meaning of the Private Securities Litigation Reform Act of 1995. In addition, from time to time, the Company or its representatives have made, or may make, forward-looking statements, orally or in writing. These statements may discuss goals, intentions and expectations as to future plans, trends, events, results of operations or financial position, or otherwise, based on current beliefs of the Company’s management as well as assumptions made by, and information currently available to, the Company’s management. Forward-looking statements may be accompanied by words such as “aim,” “anticipate,” “believe,” “plan,” “could,” “should,” “would,” “estimate,” “expect,” “forecast,” “future,” “guidance,” “intend,” “may,” “will,” “possible,” “potential,” “predict,” “project” or similar words, phrases or expressions. These forward-looking statements are subject to various risks and uncertainties, many of which are outside the Company’s control. Therefore, you should not place undue reliance on such statements. Factors that could cause actual results to differ materially from those in the forward-looking statements include: adverse economic conditions, including those caused by geopolitical events, international hostilities, acts of terrorism, public health crises, high and sustained inflation in countries that comprise our major markets, high interest rates, and labor and supply chain issues affecting the distribution of our clients’ products; international, national, or local economic conditions that could adversely affect the Company or its clients; losses on media purchases and production costs incurred on behalf of clients; reductions in client spending, a slowdown in client payments, and a deterioration or disruption in the credit markets; the ability to attract new clients and retain existing clients in the manner anticipated; changes in client advertising, marketing, and corporate communications requirements; failure to manage potential conflicts of interest between or among clients; unanticipated changes related to competitive factors in the advertising, marketing, and corporate communications industries; unanticipated changes to, or the ability to hire and retain key personnel; currency exchange rate fluctuations; reliance on information technology systems and risks related to cybersecurity incidents; effective management of the risks, challenges and efficiencies presented by utilizing Artificial Intelligence (AI) technologies and related partnerships in our business; changes in legislation or governmental regulations affecting the Company or its clients; risks associated with assumptions the Company makes in connection with its acquisitions, critical accounting estimates and legal proceedings; the Company’s international operations, which are subject to the risks of currency repatriation restrictions, social or political conditions, and an evolving regulatory environment in high-growth markets and developing countries; and risks related to our environmental, social, and governance goals and initiatives, including impacts from regulators and other stakeholders, and the impact of factors outside of our control on such goals and initiatives. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties that may affect the Company’s business, including those described in Item 1A, “Risk Factors” and Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2023 and in other documents filed from time to time with the Securities and Exchange Commission. Except as required under applicable law, the Company does not assume any obligation to update these forward-looking statements.

OMNICOM GROUP INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
(In millions, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Revenue	$3,882.6	$3,578.1	$11,366.9	$10,631.3
Operating Expenses:
Salary and service costs	2,796.0	2,586.5	8,288.7	7,747.2
Occupancy and other costs	325.6	288.6	953.9	877.9
Real estate and other repositioning costs[1]	—	—	57.8	191.5
Gain on disposition of subsidiary[1]	—	—	—	(78.8)
Cost of services	3,121.6	2,875.1	9,300.4	8,737.8
Selling, general and administrative expenses	99.5	89.8	295.8	278.1
Depreciation and amortization	61.4	52.4	181.4	157.4
Total operating expenses[1]	3,282.5	3,017.3	9,777.6	9,173.3
Operating Income	600.1	560.8	1,589.3	1,458.0
Interest Expense	66.4	53.5	182.9	165.9
Interest Income	26.0	15.2	74.0	80.9
Income Before Income Taxes and Income From Equity Method Investments	559.7	522.5	1,480.4	1,373.0
Income Tax Expense[1]	150.2	136.1	389.9	360.7
Income From Equity Method Investments	0.4	1.9	4.6	3.1
Net Income[1]	409.9	388.3	1,095.1	1,015.4
Net Income Attributed To Noncontrolling Interests	24.0	16.4	62.5	49.7
Net Income - Omnicom Group Inc.[1]	$385.9	$371.9	$1,032.6	$965.7
Net Income Per Share - Omnicom Group Inc.:
Basic	$1.97	$1.88	$5.25	$4.84
Diluted[1]	$1.95	$1.86	$5.19	$4.78

Dividends Declared Per Common Share	$0.70	$0.70	$2.10	$2.10

Operating income margin	15.5%	15.7%	14.0%	13.7%

Non-GAAP Measures:[4]
EBITA[2]	$622.3	$576.5	$1,654.5	$1,503.2
EBITA Margin[2]	16.0%	16.1%	14.6%	14.1%
EBITA - Adjusted[1,2]	$622.3	$576.5	$1,712.3	$1,615.9
EBITA Margin - Adjusted[1,2]	16.0%	16.1%	15.1%	15.2%
Non-GAAP Adjusted Net Income Per Share - Omnicom Group Inc. - Diluted[1,3]	$2.03	$1.92	$5.65	$5.39

1)    See Notes 3-5 on page 10 regarding our repositioning actions.
2)     See Note 6 on page 10 for the definition of EBITA.
3)     Beginning with the first quarter of 2024, Adjusted Net Income per Share - Diluted excludes after-tax amortization of acquired intangible assets and internally developed strategic platform assets. We believe these measures are useful in evaluating the impact of these items on operating performance and allows for comparability between reporting periods.
4) See Non-GAAP reconciliations starting on page 8.

OMNICOM GROUP INC. AND SUBSIDIARIES
DETAIL OF OPERATING EXPENSES
(Unaudited)
(In millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Revenue	$3,882.6	$3,578.1	$11,366.9	$10,631.3
Operating Expenses:
Salary and service costs:
Salary and related costs	1,846.9	1,756.7	5,531.1	5,306.7
Third-party service costs[1]	784.5	678.8	2,293.8	2,033.9
Third-party incidental costs[2]	164.6	151.0	463.8	406.6
Total salary and service costs	2,796.0	2,586.5	8,288.7	7,747.2
Occupancy and other costs	325.6	288.6	953.9	877.9
Real estate and other repositioning costs[3]	—	—	57.8	191.5
Gain on disposition of subsidiary[3]	—	—	—	(78.8)
Cost of services	3,121.6	2,875.1	9,300.4	8,737.8
Selling, general and administrative expenses	99.5	89.8	295.8	278.1
Depreciation and amortization	61.4	52.4	181.4	157.4
Total operating expenses	3,282.5	3,017.3	9,777.6	9,173.3
Operating Income	$600.1	$560.8	$1,589.3	$1,458.0

1)     Third-party service costs include third-party supplier costs when we act as principal in providing services to our clients.
2)     Third-party incidental costs primarily consist of client-related travel and incidental out-of-pocket costs, which we bill back to the client directly at our cost and which we are required to include in revenue.
3)     See Notes 3-5 on page 10 regarding our repositioning actions.

OMNICOM GROUP INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(Unaudited)
(In millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Net Income - Omnicom Group Inc.	$385.9	$371.9	$1,032.6	$965.7
Net Income Attributed To Noncontrolling Interests	24.0	16.4	62.5	49.7
Net Income	409.9	388.3	1,095.1	1,015.4
Income From Equity Method Investments	0.4	1.9	4.6	3.1
Income Tax Expense	150.2	136.1	389.9	360.7
Income Before Income Taxes and Income From Equity Method Investments	559.7	522.5	1,480.4	1,373.0
Interest Expense	66.4	53.5	182.9	165.9
Interest Income	26.0	15.2	74.0	80.9
Operating Income	600.1	560.8	1,589.3	1,458.0
Add back: amortization of acquired intangible assets and internally developed strategic platform assets[1]	22.2	15.7	65.2	45.2
Earnings before interest, taxes and amortization of intangible assets (“EBITA”)[1]	$622.3	$576.5	$1,654.5	$1,503.2

Amortization of other purchased and internally developed software	4.3	4.6	13.4	13.7
Depreciation	34.9	32.1	102.8	98.5
EBITDA	$661.5	$613.2	$1,770.7	$1,615.4

EBITA	$622.3	$576.5	$1,654.5	$1,503.2
Real estate and other repositioning costs[2]	—	—	57.8	191.5
Gain on disposition of subsidiary[2]	—	—	—	(78.8)
EBITA - Adjusted[1,2]	$622.3	$576.5	$1,712.3	$1,615.9

Revenue	$3,882.6	$3,578.1	$11,366.9	$10,631.3

Non-GAAP Measures:
EBITA[1]	$622.3	$576.5	$1,654.5	$1,503.2
EBITA Margin[1]	16.0%	16.1%	14.6%	14.1%
EBITA - Adjusted[1,2]	$622.3	$576.5	$1,712.3	$1,615.9
EBITA Margin - Adjusted[1]	16.0%	16.1%	15.1%	15.2%

1)    See Note 6 on page 10 for the definition of EBITA.
2)     See Notes 3-5 on page 10 regarding our repositioning actions.
The above table reconciles the U.S. GAAP financial measure of Net Income - Omnicom Group Inc. to EBITDA, EBITA, and EBITA - Adjusted. We use EBITA and EBITA Margin as additional operating performance measures, which exclude the non-cash amortization expense of acquired intangible assets and internally developed strategic platform assets. The above table also presents Non-GAAP adjustments to EBITA to present EBITA - Adjusted for the periods presented. Accordingly, we believe EBITA, EBITA Margin, EBITA - Adjusted, and EBITA Margin - Adjusted are useful measures for investors to evaluate the comparability of the performance of our business year to year.

OMNICOM GROUP INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(Unaudited)
(In millions)

	Three Months Ended September 30,
	Reported 2024	Non-GAAP Adj.	Non-GAAP 2024 Adj.	Reported 2023	Non-GAAP Adj.	Non-GAAP 2023 Adj.
Revenue	$3,882.6	$—	$3,882.6	$3,578.1	$—	$3,578.1

Operating Expenses	3,282.5	—	3,282.5	3,017.3	—	3,017.3
Operating Income	600.1	—	600.1	560.8	—	560.8
Operating Income Margin	15.5%		15.5%	15.7%		15.7%

	Nine Months Ended September 30,
	Reported 2024	Non-GAAP Adj.	Non-GAAP 2024 Adj.	Reported 2023	Non-GAAP Adj. (1)	Non-GAAP 2023 Adj.
Revenue	$11,366.9	$—	$11,366.9	$10,631.3	$—	$10,631.3

Operating Expenses[1]	9,777.6	(57.8)	9,719.8	9,173.3	(112.7)	9,060.6
Operating Income	1,589.3	57.8	1,647.1	1,458.0	112.7	1,570.7
Operating Income Margin	14.0%		14.5%	13.7%		14.8%

	Three Months Ended September 30,				Nine Months Ended September 30,
	2024		2023		2024		2023
	Net Income	Net Income per Share- Diluted	Net Income	Net Income per Share- Diluted	Net Income	Net Income per Share- Diluted	Net Income	Net Income per Share- Diluted
Net Income - Omnicom Group Inc. - Reported	$385.9	$1.95	$371.9	$1.86	$1,032.6	$5.19	$965.7	$4.78
Real estate and other repositioning costs[1]	—	—	—	—	42.9	0.22	145.5	0.72
Gain on disposition of subsidiary[1]	—	—	—	—	—	—	(55.9)	(0.28)
Amortization of acquired intangible assets and internally developed strategic platform assets (after-tax)[2]	16.4	0.08	11.6	0.06	48.2	0.24	33.4	0.17
Non-GAAP Net Income - Omnicom Group Inc. - Adjusted[2,3]	$402.3	$2.03	$383.5	$1.92	$1,123.7	$5.65	$1,088.7	$5.39

1)    See Notes 3-5 on page 10 regarding our repositioning actions.
2)    Beginning with the first quarter of 2024, Adjusted Net Income per Share - Diluted excludes after-tax amortization of acquired intangible assets and internally developed strategic platform assets. We believe these measures are useful in evaluating the impact of these items on operating performance and allows for comparability between reporting periods.
3)     Weighted-average diluted Shares for the three months ended September 30, 2024 and 2023 were 198.2 million and 199.9 million, respectively. Weighted-average diluted shares for the nine months ended September 30, 2024 and 2023 were 198.9 million and 202.0 million, respectively. The above tables reconcile the GAAP financial measures of Operating Income, Net Income - Omnicom Group Inc., and Net Income per Share - Diluted to adjusted Non-GAAP financial measures of Non-GAAP Operating Income - Adjusted, Non-GAAP Net Income-Omnicom Group Inc. - Adjusted and Non-GAAP Adjusted Net Income per Share - Diluted. Management believes these Non-GAAP measures are useful for investors to evaluate the comparability of the performance of our business year to year.

NOTES:

1)    Net Income and Net Income per Share for Omnicom Group Inc.
2)     See non-GAAP reconciliations starting on page 8.
3)    For the nine months ended September 30, 2024, operating expenses included $57.8 million ($42.9 million after-tax) of repositioning costs, primarily related to severance, which reduce diluted net income per share - Omnicom Group Inc. by $0.22. There were no repositioning costs for the three months ended September 30, 2024.
4)    There were no repositioning costs impacting the three months ended September 30, 2023.
5)    For the nine months ended September 30, 2023, operating expenses included real estate operating lease impairment charges, severance, and other exit costs of $191.5 million ($145.5 million after-tax) related to repositioning actions we took in the first and second quarters of 2023 to reduce our real estate requirements, rebalance our workforce, and consolidate operations in certain markets. In addition, in the second quarter of 2023, we recorded a gain of $78.8 million ($55.9 million after-tax) on disposition of certain of our research businesses in the Execution & Support discipline. The net impact of these actions reduced diluted net income per share - Omnicom Group Inc. by $0.44.
6)    Beginning with the first quarter of 2024, EBITA is defined as earnings before interest, taxes and amortization of acquired intangible assets and internally developed strategic platform assets. As a result, we reclassified the prior year periods to be consistent with the revised definition, which reduced EBITA from previously reported amounts.